UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Data Center Business

On October 14, 2014, PowerSecure International, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary PowerSecure, Inc., a Delaware corporation (“PowerSecure”), acquired the data center energy services business and certain related assets of Power Design, Inc., a Florida corporation (“PDI”), pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”), between PDI, as seller, and PowerSecure, as purchaser. The purchase price paid for the acquired business and assets was $13 million in cash. Under the Purchase Agreement, PowerSecure agreed to pay PDI an additional earn-out payment in the amount of $1 million if PowerSecure obtains firm backlog after the closing in the amount of at least $5 million from the acquired business, or in the amount of $2 million if the firm backlog amount obtained after closing is at least $15 million.

In the trailing twelve month period from the third quarter of 2013 through the second quarter of 2014, the business acquired by the Company generated more than $24 million in revenue for PDI, resulting in approximately $7.8 million of pre-tax operating income for PDI. These results are subject to adjustment following the completion of an independent audit. The Company expects the acquisition to be slightly dilutive to earnings per share in the fourth quarter of 2014, and meaningfully accretive to EPS in 2015.

PowerSecure will assume and complete certain projects, and allow PDI to complete certain other projects, which are currently ongoing. Under the Purchase Agreement, PDI has agreed to cooperate in the preparation and filing of audited financial statements relating to the acquired business that are required to be filed by the Company pursuant to the requirements of the Current Report on Form 8-K, and PDI has also agreed to pay liquidated damages if PDI’s failure to cooperate in that respect prevents the Company from meeting its filing requirement.

The Purchase Agreement contains representations and warranties as well as indemnification obligations by PDI and PowerSecure to each other, subject to a $3 million indemnification cap. In addition, the Purchase Agreement contains a five year covenant not to compete by PDI against PowerSecure and its affiliates with respect to the key customers in the acquired business, and related customary restrictive covenants relating to non-solicitation and confidentiality.

The boards of directors of the Company and PowerSecure and of PDI have approved the Purchase Agreement and the transactions contemplated thereby.

The foregoing description of the Purchase Agreement is only a summary of, and does not purport to be a complete statement of, the Purchase Agreement and the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is Exhibit 2.1 to this Report and incorporated herein by this reference.

On October 14, 2014, the Company issued a press release announcing the entry into the Purchase Agreement, the full text of which is attached to this Report as Exhibit 99.1 and incorporated herein by this reference. In the press release, the Company also announced that it will hold a conference call to discuss this pending acquisition at 8:30 a.m., Eastern time, on October 14, 2014.

The press release filed herewith as Exhibit 99.1 contains forward-looking statements, including statements relating to the projected success of the acquired business and the projected financial results of the acquired business and the effect of the acquisition on the financial results of the Company, which are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

Cautionary Note Regarding the Purchase Agreement

The Purchase Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, PowerSecure or PDI. The Purchase Agreement contains representations and warranties made by PDI and PowerSecure to each other. Such representations and warranties were made only for the purposes of the Purchase Agreement, are solely for the benefit of the parties to the Purchase Agreement, and are not intended to be and should not be relied upon by any other person. In addition, these representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by PDI to PowerSecure. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about PDI, PowerSecure, the Company, the acquired business, the acquired assets, the assumed projects or otherwise.

Amendments to Credit Agreement

On October 10, 2014, the Company entered into a Fourth Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Citibank, N.A. (“Citibank”) and Branch Banking and Trust Company in their capacity as lenders (the “Lenders”), and Citibank, in its capacity as the administrative agent (the “Agent”). The Amendment amends that certain Amended and Restated Credit Agreement, dated as of December 21, 2011 (the “Credit Agreement”), among the Company, the Lenders and the Agent, to modify two financial covenants of the Company. First, the fixed charge coverage ratio covenant, which is only triggered if the Company’s cash in excess of debt is below a defined threshold level, was amended so that, for the fiscal quarter ended September 30, 2014 (the “third quarter 2014”), it will be calculated based solely on the Company’s financial results for that quarter. For the fiscal quarters ending December 31, 2014 and March 31, 2015, the fixed charge coverage ratio will be based on the Company’s financial results for the third quarter 2014 and subsequent fiscal quarters. For the fiscal quarter ending June 30, 2015 and thereafter, the fixed charge coverage ratio will be based on the Company’s financial results for the previous four fiscal quarters on a rolling basis. The Amendment did not modify the trigger for the fixed charge coverage ratio covenant or the minimum ratio itself. Second, the Amendment replaced the consolidated tangible net worth covenant with a consolidated net worth covenant based on the Company’s consolidated net worth, subject to certain adjustments such as future net income or increases in shareholder’s equity resulting from sales of equity similar to the adjustments to the prior consolidated tangible net worth covenant.

The Credit Agreement, as amended by the Amendment, provides for (i) a credit facility (“Credit Facility”) that continues to provide for a $20 million senior, first-priority secured revolving credit facility, of which no balance was outstanding as of September 30, 2014, (ii) a $2.6 million term loan amortizing through November 2016, and (iii) a $25 million, seven year amortizing term loan maturing in June 2020. The Credit Facility has been guaranteed by all active subsidiaries of the Company and is secured by the assets of the Company and those subsidiaries. The subsidiaries acknowledged and agreed to the terms and conditions of the Amendment. Except as amended by the Amendment, the remainder of the Credit Agreement remains in full force and effect.

The foregoing description of the Credit Agreement and the Amendment is only a summary of, and does not purport to be a complete statement of, the Credit Agreement and the Amendment and the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Credit Agreement and the Amendment, which are Exhibits 10.1 and 10.2 to this Report and incorporated herein by this reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 under “Acquisition of Data Center Business” is incorporated by reference in this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under “Amendments to Credit Agreement” is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Form 8-K not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(d)	Exhibits

2.1	Asset Purchase and Sale Agreement, dated as of October 14, 2014, between Power Design, Inc. and PowerSecure, Inc. (Filed herewith).

Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Asset Purchase and Sale Agreement to the Securities and Exchange Commission upon request.

10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 10, 2014, among PowerSecure International, Inc., as borrower, Citibank, N.A., as administrative agent and lender, and Branch Banking and Trust Company, as lender. (Filed herewith).

10.2	Amended and Restated Credit Agreement, dated as of December 21, 2011, as amended through June 19, 2013, among Registrant, as borrower, Citibank, N.A., as administrative agent and lender, and Branch Banking and Trust Company, as lender. (Incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 20, 2013).

99.1	Press Release of PowerSecure International, Inc., issued October 14, 2014, announcing the acquisition of a data center business (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Eric Dupont
Eric Dupont
Executive Vice President of Finance

Dated: October 14, 2014